Exhibit 99.3

LETTER OF TRANSMITTAL

With respect to the Exchange Offer Regarding the

6.000% Senior Notes due 2024 issued by Teva Pharmaceutical Finance Netherlands III B.V.

THE EXCHANGE OFFER WILL EXPIRE AT 11:59 PM, NEW YORK CITY TIME, ON              2018, unless extended

To My Broker or Account Representative:

I, the undersigned, hereby acknowledge receipt of the Prospectus, dated             , 2018 (the “Prospectus”) of Teva Pharmaceutical Finance Netherlands III B.V., a private company with limited liability incorporated under Dutch law (the “Issuer”), with respect to the Issuer’s exchange offer set forth therein (the “Exchange Offer”). I understand that the Exchange Offer must be accepted on or prior to 11:59 PM, New York City Time, on             , 2018.

This letter instructs you as to action to be taken by you relating to the Exchange Offer with respect to the Issuer’s 6.000% Senior Notes due 2024 (the “2024 Original Dollar Notes”) held by you for the account of the undersigned.

The aggregate face amount of the 2024 Original Dollar Notes held by you for the account of the undersigned is (FILL IN AMOUNT): $             of the 2024 Original Dollar Notes.

With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

☐	TO TENDER the following 2024 Original Dollar Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT AT MATURITY OF 2024 ORIGINAL DOLLAR NOTES TO BE TENDERED, IF ANY): $ (must be in minimum denominations of $200,000 and any integral multiples of $1,000 in excess thereof).

☐	NOT TO TENDER any 2024 Original Dollar Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the 2024 Original Dollar Notes held by you for the account of the undersigned, the undersigned hereby represents for the benefit of the Issuer and you that:

1.	The undersigned is acquiring the 2024 Exchange Dollar Notes (as defined in the Prospectus), for which the 2024 Original Dollar Notes will be exchanged, in the ordinary course of its business;

2.	Neither the undersigned nor any other person acquiring 2024 Exchange Dollar Notes in exchange for the undersigned’s 2024 Original Dollar Notes in the exchange offer is engaging in or intends to engage in a distribution of the 2024 Exchange Dollar Notes within the meaning of the federal securities laws;

3.	The undersigned is not engaged in, and does not intend to engage in, and does not have an arrangement or understanding with any person to participate in, the distribution (as defined in the Securities Act of 1933, as amended (the “Securities Act”)) of 2024 Exchange Dollar Notes;

4.	The undersigned is not an “affiliate,” as defined under Rule 405 of the Securities Act, of the Issuer; and

5.	The undersigned is not a broker-dealer and does not engage in, and does not intend to engage in, a distribution of the 2024 Original Dollar Notes or the 2024 Exchange Dollar Notes.

Once the Issuer accepts the tender of the 2024 Original Dollar Notes, this letter of transmittal is a binding agreement between the undersigned and the Issuer.

The Issuer reserves the absolute right to:

1.	reject any and all tenders of any particular 2024 Original Dollar Notes not properly tendered;

2.	refuse to accept any 2024 Original Dollar Notes if, in its reasonable judgment or the judgment of its counsel, the acceptance would be unlawful; and

3.	waive any defects or irregularities or conditions of the Exchange Offer as to any particular 2024 Original Dollar Notes before the expiration of the offer.

If the undersigned is a broker-dealer, and acquired the 2024 Original Dollar Notes for its own account as a result of market making activities or other trading activities, the undersigned represents that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of 2024 Exchange Dollar Notes received in respect of such 2024 Original Dollar Notes pursuant to the Exchange Offer.

The undersigned also authorizes you to:

1.	confirm that the undersigned has made such representations; and

2.	take such other action as necessary under the Prospectus to effect the valid tender of such 2024 Original Dollar Notes.

The undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the 2024 Exchange Dollar Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the 2024 Exchange Dollar Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled “The Exchange Offer.”

The Exchange Offer is subject to certain conditions, described in the Prospectus in the section entitled “The Exchange Offer—Conditions of the Exchange Offer.”

Name of beneficial owner(s):

Signatures:

Name (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

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